Exhibit 107

Calculation of Filing Fees Table

Form S-3

(Form Type)

Evoke Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward (2)
Newly Registered Securities
Fees to be Paid	Equity	Common Stock underlying Pre-Funded Warrants to purchase Common Stock	457(g)	665,046	$0.0012	$798.06	0.0001476	$0.12
	Equity	Common Stock underlying Representatives' Warrants to purchase Common Stock	457(g)	45,955	$13.47	$619,013.85	0.0001476	$91.37
Carry Forward Securities
Carry forward securities	Equity	Common Stock underlying Series A Warrants to purchase Common Stock	415(a)(6)	919,109	$8.16	$7,499,929.44	0.0001476	$1,106.99	Form S-1	333-275443	February 8, 2024	$1,107
	Equity	Common Stock underlying Series B Warrants to purchase Common Stock	415(a)(6)	716,888	$8.16	$5,849,806.08	0.0001476	$863.44	Form S-1	333-275443	February 8, 2024	$1,107
	Equity	Common Stock underlying Series C Warrants to purchase Common Stock	415(a)(6)	919,109	$8.16	$7,499,929.44	0.0001476	$1,106.99	Form S-1	333-275443	February 8, 2024	$1,107
	Equity	Pre-Funded Warrants to purchase Common Stock in lieu of Common Stock	415(a)(6)	2,555,106								(1)(3)
	Equity	Common Stock underlying Pre-Funded Warrants to purchase Common Stock	415(a)(6)	2,555,106								(1)(3)
	Total Offering Amounts					$21,469,476.87		$3,168.91
	Total Fees Previously Paid							$3,077.42
	Total Fee Offsets							—
	Net Fee Due							$91.49

(1)
This registration statement is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), and includes 3,266,107 shares of the registrant’s common stock issuable upon the exercise of outstanding warrants, consisting of (i) 665,046 pre-funded warrants to purchase shares of common stock (the “Pre-Funded Warrants”), (ii) 919,109 Series A warrants to purchase shares of common stock (the “Series A Warrants”), (iii) 716,888 Series B warrants to purchase shares of common stock (the “Series B Warrants”), (iv) 919,109 Series C warrants to purchase shares of common stock (the “Series C Warrants”), and (v) 45,955 Representatives’ warrants to purchase shares of common stock (the “Representatives’ Warrants”). This registration statement also relates to the issuance of up to 2,555,106 Pre-Funded Warrants to purchase shares of common stock upon exercise of the Series A Warrants, Series B Warrants and Series C Warrants in lieu of shares of our common stock. The sale of the shares upon exercise of the Series A Warrants, Series B Warrants and Series C Warrants was previously registered by the registrant on the registration statement on Form S-1 (Registration No. 333-275443), declared effective on February 8, 2024 (as amended and declared effective by the Securities and Exchange Commission, the “Prior Registration Statement”), and were not sold thereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also includes an indeterminate number of shares which may be issued by the Company with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.
(2)
Pursuant to Rule 415(a)(6) under the Securities Act and in accordance with Rule 457(p) under the Securities Act, the filing fee of $3,321 paid by the registrant in the Prior Registration Statement in connection with the registration of the shares of common stock issuable upon exercise of the Series A Warrants, Series B Warrants and Series C Warrants that were not sold will continue to be applied to such unsold securities. Accordingly, no registration fee is due. The Prior Registration Statement will be deemed terminated as of the date of effectiveness of this replacement registration statement.
(3)
Pre-Funded Warrants and shares underlying such Pre-Funded Warrants are offered in lieu of the shares underlying the Series A Warrants, Series B Warrants and Series C Warrants set forth above. No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.